UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2017

UNI LINE CORP.

(Exact name of Company as specified in its charter)

Nevada	333-196336	42-1777496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1609, Feng Rui Ge, Fenghu Building, Buji, Luohu

Shenzhen, Guangdong, China 518000

(Address of principal executive offices) (Zip Code)

86-755-25832840

Company’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                                  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Former Independent Registered Public Accounting Firm

On February 20, 2017, the board of directors of Uni Line Corp. (the “Company”) decided to dismiss Michael Gillespie & Associates, PLLC (“MGAP”) as its independent registered public accounting firm, effectively immediately.

The audit reports of MGAP on the Company’s financial statements as of and for the years ended February 29, 2016 and February 28, 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each of the audit reports of MGAP on the February 29, 2016 and February 28, 2015 financial statements included an explanatory paragraph that described factors that raised substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended February 29, 2016 and February 28, 2015, and for the subsequent interim period through February 20, 2017, the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with MGAP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MGAP, would have caused it to make reference in connection with its opinion to the subject matter of the disagreements.

During the Company’s two most recent fiscal years ended February 29, 2016 and February 28, 2015, and for the subsequent interim period through February 20, 2017, there was one “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K, relating to disclosure of material weaknesses in the Company’s internal control over financial reporting. As previously reported, the following control deficiencies were identified that constituted material weaknesses as of February 29, 2016 and February 28, 2015: (1) the Company does not have an Audit Committee, (2) it did not maintain appropriate cash controls, and (3) it did not implement appropriate information technology controls.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished MGAP with a copy of this Current Report on Form 8-K on February 20, 2017, providing MGAP with the opportunity to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and if not, stating the respects in which it does not agree.  Attached as Exhibit 16.1 is a copy of MGAP’s letter addressed to the SEC relating to the statements made by the Company in this report.

New Independent Registered Public Accounting Firm

On February 22, 2017, in connection with the dismissal of MGAP, upon the approval of its board of directors, the Company engaged Centurion ZD CPA Limited (“CZD”) as its new independent registered public accounting firm to audit and review the Company’s financial statements, effective immediately.

During the Company’s two most recent fiscal years ended February 29, 2016 and February 28, 2015, and for the subsequent interim period through February 22, 2017, neither the Company nor anyone on its behalf consulted CZD regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that CZD concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

16.1	Letter from Michael Gillespie & Associates, PLLC, dated February 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uni Line Corp.

Dated: February 22, 2017	By:	/s/ Zonghua Chen
Zonghua Chen
Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Michael Gillespie & Associates, PLLC, dated February 20, 2017